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                                                        EXHIBIT 4



Pursuant to corporate action in connection with the merger on November 4, 1999, between Southern Union Company and Pennsylvania Enterprises, Inc., Southern Union Company adopted the Pennsylvania Enterprises, Inc. Stock Incentive Plan and accordingly all references to Pennsylvania Enterprises, Inc. shall now be references to Southern Union Company and all references to Pennsylvania Enterprises, Inc. common stock shall now be references to Southern Union common stock.


                PENNSYLVANIA ENTERPRISES, INC.
                    STOCK INCENTIVE PLAN



SECTION 1.   Purposes

The purposes of the Pennsylvania Enterprises, Inc. Stock Incentive Plan (the "Plan") are (i) to enable Pennsylvania Enterprises, Inc. (the "Company") and Related Companies (as defined below) to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and strengthen the existing mutuality of interests between such employees and the Company's shareowners by offering such employees an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company, and (ii) to enable the Company to pay part of the compensation of its Outside Directors (as defined in Section 5.2) in options to purchase shares of the Company's common stock ("Stock"), thereby increasing such directors' proprietary interests in the Company and more closely aligning their interests with those of other shareowners. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 50% beneficial ownership interest.

SECTION 2.   Types of Awards

2.1  Awards under the Plan shall be in the form of (i) Stock Options;
     (ii) Restricted Stock; (iii) Bonus Stock; and/or (iv) Dividend Equyivalent Units.

2.2 An eligible employee may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem, the employee may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3.   Administration

3.1 The Plan shall be administered by the Stock Option Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate (the "Committee"), which shall consist of not less than two directors each of whom is a non-employee director, as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. The members of the Com-mittee shall serve at the pleasure of the Board. Notwith-standing the foregoing, grants of Discretionary Stock Options (as defined below) to Outside Directors shall only be made by the Board.

3.2 The Committee shall have the following authority with respect to awards under the Plan other than awards to Outside Direc-tors: to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guide-lines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers except with respect to awards to Outside Directors, the Committee shall have the authority:

     (a) to determine whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

     (b)  to select the employees to whom awards will be granted;

     (c) to determine the number of shares of Stock to be con-verted by each award granted hereunder subject to the limitations contained herein;

     (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the "Performance Objectives") and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award are satisfied;

     (e) to determine the treatment of awards upon an employee's retirement, disability, death, termination for cause or other termination of employment;

     (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to make such a determination, fair market value of the Stock on a given date shall be the average of the high and low quoted selling price of the Stock on the principal exchange upon which the Stock is listed on the day preceding the date in question, or if no such sale of Stock occurs on such date, the average of the high and low prices on the nearest trading date before such date;

     (g) to determine that amounts equal to the amount of any divi-dends declared with respect to the number of shares covered by an award (i) will be paid to the employee cur-rently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee, or that the employee has no rights with respect to such divi-dends.

     (h) to determine whether, to what extent, and under what cir-cumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of any employee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

     (i) to provide that the shares of Stock received as a result of any award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Committee may specify;

     (j) to amend the terms of any award, prospectively or retro-actively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

     (k)  to substitute new Stock Options for previously granted
          Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

3.3 With respect to awards to Outside Directors, the Committee shall have authority to interpret the Plan and the terms of any awards granted to Outside Directors; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan. The Board shall have the power to make grants of Discretionary Stock Options to Outside Directors pursuant to Section 5.2, subject to the provisions of Section 6, and to amend such awards.

3.4 All determinations made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

3.5 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities Exchange Act of 1934. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

SECTION 4.   Stock Subject to Plan

4.1 The total number of shares of Stock which may be issued under the Plan shall be 460,000 (after the two-for-one stock split and subject to the adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The payment of any award in cash shall not count against this share limit.

4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for distribution in connection with awards under the Plan.

4.3 No employee shall be granted Stock Options, Restricted Stock, and/or Bonus Stock or any combination of the foregoing with respect to more than 200,000 shares of Stock in any fiscal year and no employee shall be granted more than 200,000 Divi-dend Equivalent Units in any fiscal year (in each case, sub-ject to adjustment as provided in Section 4.4).

4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate struc-ture affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares and Dividend Equivalent Units as to which awards may be granted to any individual in any fiscal year, the number of shares or Dividend Equivalent units subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.4 occurs and an adjustment is made in the outstanding Stock Options held by employees, a similar adjustment shall be made in the number and terms of Stock Options held by Outside Directors.

SECTION 5.   Eligibility

5.1 Employees of the Company or a Related Company, including employees who are officers and/or directors of the Company, are eligible to be granted awards under the Plan, other than under Section 5.2. Except as provided in Section 5.2, Out-side Directors are not eligible to be granted awards under the Plan. The employee participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

5.2 The Board, in its discretion, may grant discretionary Stock Options to one or more Outside Directors, subject to the provisions of Section 6. Stock Options granted under this
     Section 5.2 shall be referred to as "Discretionary Stock Options." For purposes of the Plan the term "Outside Director" shall mean any director of the Company other than one who is an employee of the Company or a Related Company.

SECTION 6.   Stock Options

6.1 The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of
     Section 422 of the Internal Revenue Code or any successor provision thereto; and (ii) Non-Qualified Stock Options.
     To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. All Stock Options awarded to Outside Directors shall be Non-Qualified Stock Options.

6.2 Subject to the following provisions, Stock Options awarded to employees under the Plan by the Committee and Discretionary Stock Options awarded to Outside Directors by the Board shall be in such form and shall have such terms and conditions as the Committee or Board, as the case may be, may determine (the Committee or the Board, as the case may be, hereafter referred to as the "Granting Authority").

     (a)  Option Price.  The option price per share under a Stock
          ------------
          0ption shall be determined by the Granting Authority, and may not be less than the fair market value of the Stock on the date of the award of the Stock Option.

     (b)  Option Term.  The term of each Stock Option shall be fixed
          -----------
          by the Granting Authority.

     (c)  Exercisability.  Stock Options shall be exercisable at
          --------------
          such time or times and subject to such terms and condi-tions as shall be determined by the Granting Authority. The Granting Authority may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

     (d)  Method of Exercise.  Stock Options may be exercised in
          ------------------
          whole or in part at any time during the option period by giving written notice of exercise to the Company speci-fying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the pur-chase price shall be made in such manner as the Granting Authority may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise," any other manner per-mitted by law determined by the Granting Authority, or any combination of the foregoing. If the Granting Authority determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Granting Authority provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

     (e)  No Stockholder Rights.  An optionee shall have neither
          ---------------------
          rights to dividends nor other rights of a shareowner with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

     (f)  Surrender Rights.  The Granting Authority may provide
          ----------------
          that options may be surrendered for cash upon any terms and conditions set by the Granting Authority.

     (g)  Non-transferability.  Unless otherwise provided by the
          -------------------
          Granting Authority, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

     (h)  Termination of Employment.  Following the termination of
          -------------------------
          an optionee's employment with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Granting Authority. The Granting Authority may provide different post-termination exercise provisions with respect to termination of employment for different reasons. The Grantaing Authority may provide that, notwithstanding the option term fixed pursuant to
          Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in Section 14. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corpo-rations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive
     Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is awarded.

SECTION 7.   Restricted Stock

Subject to the following provisions, all awards of Restricted
Stock to employees shall be in such form and shall have such terms and conditions as the Committee may determine:

(a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the com-pletion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

(b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates be held by the Company on behalf of the employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death) free of all restrictions.

(c) The Committee may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d) Except as may be provided by the Committee, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) if lower, a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture shall be paid to the employee.

(e) The Committee may waive, in whole or in part, any or all of the receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock.

SECTION 8.   Bonus Stock

The Committee may award Bonus stock to an eligible employee subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part. Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alterna-tively, the Committee may offer eligible employees the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.

SECTION 9.   Dividend Equivalent Units

Subject to the following provisions, all awards of Dividend Units to employees shall be in such form and shall have such terms and conditions as the Committee may determine:

(a) The Dividend Equivalent Unit award shall specify the number of Dividend Equivalent Units ("Units") to be awarded. Each Unit shall be credited with additional Units with respect to each cash dividend paid on outstanding shares of Stock, as follows. The number of additional Units to be credited with respect to the award shall be the aggregate number derived by (1) multiplying the declared dividend rate per share of Stock by the number of Units held by the awardee with respect to that award as of the dividend record date for such divi-dend (including Units credited to such award on account of previous dividend payments), and (2) dividing the resulting figure by the Market Price (as defined below) of a share of Stock on the dividend payment date. The number of Units shall be calculated to the nearest 0.001 of a Unit. For pur-poses of Section 9 of the Plan, the term "Market Price" shall mean the average of the high and low quoted selling price of the Stock, on the principal exchange on which the Stock is listed, on the date in question, or, if no such sale of Stock occurs on such day, the average of the high and low prices on the nearest trading date before such date.

(b) Upon settlement of the award, the awardee shall receive an amount equal to (1) the number of Units then credited to his/her award reduced by the number of Units initially awarded, multiplied by (2) the Market Price of a share of Stock on the settlement date. Such amount shall be paid in cash, Stock, or a combination hereof, as determined by the Committee. All Units granted to an employee in a particular award shall be settled at the same time.

(c) The Committee may specify the settlement date for any award of Units, or may permit the awardee to elect a settlement date within a period specified by the Committee. The Com-mittee may condition the grant and/or settlement of an award of Dividend Equivalent Units upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine; and the Committee, in its discretion may waive any such conditions.

SECTION 10.   Tax Withholding

10.1 Each employee shall, no later than the date as of which the value of an award first becomes includible in the employee's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be condi-tional on such payment or arrangements, and the Company (and, where applicable, any Related Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

10.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 11.   Amendments and Termination

The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without shareowner approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule), or other stock exchange or regulatory requirements.

SECTION 12.   Change of Control

12.1 In the event of Change of Control, unless otherwise deter-mined by the Committee at the time of grant or by amendment
     (with the holder's consent) of such grant:

     (a) all outstanding Stock Options awarded under the Plan shall become fully exercisable and vested,

     (b) the restrictions applicable to any outstanding Restricted Stock or Bonus Stock awards under the Plan shall lapse and such shares and awardees shall be deemed fully vested; and

     (c) to the extent the cash payment of any award or the settle-ment of a Dividend Equivalent Unit is based on the fair market value of the Stock, such fair market value shall be the Change of Control Price.

12.2 A "Change of Control" shall be deemed to occur on:

     (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") other than the Company and its subsidiaries as determined prior to that date, in a transaction or series of transactions has become the beneficial owner, directly or indirectly (with bene-ficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act) of 20% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board;

     (b) the date on which one-third or more of the members of the Board shall consist of persons other than Current Directors (for these purposes, a "Current Director" shall mean any member of the Board as of the effective date of the Plan and any successor of a Current Director whose nomination or election has been approved by a majority of the Current Directors then on the Board); or

     (c) the date of approval by the shareowners of the Company of an agreement providing for the merger or consolida-tion of the Company with another corporation where (i) the shareowners of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such shareowners to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareowners of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger; or

     (d) the date of approval by the shareowners of the Company of the sale or other disposition of all or substantially all of the assets of the Company.

12.3 "Change of Control Price" means the highest price per share of Stock paid in any transaction reported on any national securities exchange where the Stock is traded, or paid or offered in any transaction related to a Change of Control, at any time during the 90-day period ending with the Change of Control.
SECTION 13.  General Provisions

13.1 Each award under the Plan shall be subject to the requirement that, if any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation), as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.2 Nothing set forth in the Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award to any Outside Director shall confer upon such Outside Director any right to continued service as a director.

13.3 Determinations by the Board or the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

13.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, deter-mination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 14.  Effective Date of Plan

The Plan became effective on May 14, 1997, subject to approval by the Company's shareowners at the 1997 Annual Meeting of Shareowners.